UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2017 (October 20, 2017)

AMERICAN EDUCATION CENTER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-201029	38-3941544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Wall Street, 8th Fl. New York, NY, 10005
(Address of Principal Executive Offices)

+212-825-0437

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 20, 2017 (the “Effective Date”), American Education Center Inc., a Nevada corporation (the "Company") entered into a copyright license agreement (the “Agreement”) with Max P. Chen, Chairman and Chief Executive Officer of the Company.

Pursuant to the Agreement, Mr. Chen granted the Company a revocable, exclusive, world-wide, and royalty-free copyright license to a portfolio of English as second language books and training materials of which he authored /co-authored and currently holds the copyrights (collectively, the “ESL Materials”).

The Agreement has an initial term of five years commencing from the Effective Date, during which the Company is able to use, reproduce, distribute copies of, make derivative works of, publish, distribute, display, broadcast and/or transmit the ESL Materials worldwide in the course of its business and for its own internal business purposes (the “Copyright License”). In the event that the Company creates new works utilizing the ESL Materials (the “New Works”) or creates derivative work utilizing the ESL Materials (the “Derivative Works”), Mr. Chen shall be the copyright owner of the New Works and the Derivative Works, and the Company can utilize the New Works and Derivative Works to the extent permitted under the Copyright License.

The Agreement shall automatically renew for successive five-year terms (each, a “Term”) unless terminated by either party with a 30-day written notice prior to the expiration date of each Term.

ITEM 9.01 EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Licensing Agreement with Max P. Chen dated October 20, 2017
99.1	Press Release dated October 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EDUCATION CENTER, INC.

Dated: October 23, 2017
	By:	/s/ Max P. Chen
	Name:	Max P. Chen
	Title:	Chief Executive Officer, President, Chairman, Director and Secretary